                                                                   EXHIBIT 10.13

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                           REVOLVING CREDIT AGREEMENT

                                     BETWEEN

                        DUKE ENERGY FIELD SERVICES, LLC,
                                   AS BORROWER

                                       AND

                            DUKE CAPITAL CORPORATION
                                    AS LENDER





                         ------------------------------

                            DATED AS OF APRIL 4, 2000

                         ------------------------------





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                                TABLE OF CONTENTS

                                                                       Page

SECTION 1.        DEFINITIONS, CHANGE OF OBLIGOR........................1

       1.1    Definitions...............................................1

       1.2    Change of Obligor.........................................3

SECTION 2.        THE LOANS.............................................3

       2.1    Commitment to Lend........................................3

       2.2    Method of Borrowing.......................................4

       2.3    Repayment of the Loans....................................4

       2.4    Evidence of the Loans.....................................4

       2.5    Interest Rate and Payments................................5

       2.6    Reduction and Cancellation of the Commitment..............5

       2.7    General Provisions as to Payments.........................5

       2.8    Computation of Interest and Fees..........................5

       2.9    No Deduction..............................................5

       2.10   Use of Proceeds...........................................5

SECTION 3.        CONDITIONS OF LENDING.................................6

SECTION 4.        REPRESENTATIONS AND WARRANTIES........................6

       4.1    Corporate Existence and Power.............................6

       4.2    Corporate Authorization...................................6

       4.3    Binding Effect............................................7

       4.4    No Contravention..........................................7

       4.5    Financial Statements......................................7

       4.6    Litigation................................................7

       4.7    No Default................................................7

       4.8    No Event of Default.......................................8

       4.9    Adverse Change............................................8

       4.10   Liens.....................................................8

       4.11   Compliance with Laws......................................8

       4.12   Taxes.....................................................8

       4.13   Labor Matters.............................................8

       4.14   Completeness..............................................9



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SECTION 5.        EVENTS OF DEFAULT.....................................9

SECTION 6.        MISCELLANEOUS........................................10

       6.1    Notices..................................................10

       6.2    Successors and Assigns...................................11

       6.3    Counterparts.............................................11

       6.4    Headings; Table of Contents..............................11

       6.5    Governing Law............................................11





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

                           REVOLVING CREDIT AGREEMENT


         REVOLVING CREDIT AGREEMENT, dated as of April 4, 2000, between Duke Energy Field Services, LLC, a Delaware limited liability company (the "Borrower"), and DUKE CAPITAL CORPORATION, a Delaware corporation (the "Lender").



                   SECTION 1. DEFINITIONS, CHANGE OF OBLIGOR.
                              ------------------------------

         1.1 Definitions. Capitalized terms used and not defined herein shall have the meanings given to them in the 364-Day Credit Agreement among the Borrower, Duke Energy Field Services Corporation ("DEFS Corp."), the Lenders identified therein, and Bank of America, N.A., as Agent, dated as of March 31, 2000 (the "364-Day Credit Agreement"). The following terms, as used herein, shall have the following respective meanings:

         "Agreement" means this Revolving Credit Agreement, as amended, restated, extended or otherwise modified from time to time in accordance with the terms hereof.

         "Base Rate" means the 30-day London Interbank Offered Rate, as defined in the 364-Day Credit Agreement, plus .50% per annum.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or directed to close.

          "Commitment" means $100,000,000, as such amount may be reduced from time to time pursuant to Section 2.7 hereof.

         "Consolidated" refers to the results obtained by the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles.

         "Consolidated Subsidiaries" means the Subsidiaries of Borrower which are consolidated with Borrower for financial reporting purposes.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

         "Default" means any event or condition, which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would become an Event of Default.

          "Dollars" and the sign "$" mean lawful money of the United States.

          "Events of Default" shall have the meaning given to that term in
Section 5 hereof.

          "Generally Accepted Accounting Principles" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and promulgations of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or entity whose stock or capital ownership is owned or controlled by any of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Lien" means with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof, but not including the interest of a third party in receivables sold by such Person to such third party on a non-recourse basis or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a loan made by the Lender to Borrower pursuant to Section 2, or all such Loans, as the context may require.

          "Material Adverse Effect" means a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries taken as a whole.

         "Obligation" means as applied to any Person, any law, decree, regulation or similar enactment, any instrument, agreement or other obligation or any judgment, injunction or other order or award of any judicial, administrative or governmental authority or arbitrator by which such Person or any of its Properties is bound.



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          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof.

         "Tax" means all taxes, levies, imposts, stamp taxes, sales tax, goods and services tax, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax, in each case imposed by or payable to a government or governmental agency, and all penalty, interest and other payments on or in respect thereof.

         "Term of this Agreement" means the period from the date hereof to and including the Termination Date.

         "Termination Date" means May 31, 2000.

         1.2  Change of Obligor.

         Coincident with the assumption by DEFS Corp. of any liability under the 364-Day Credit Agreement pursuant to Section 2.10(c) thereof, DEFS Corp. shall become the Borrower under this Agreement and shall be deemed to be the Borrower hereunder for all purposes, and DEFS LLC's status as Borrower will terminate. All references herein to the Borrower as a limited liability company shall thereafter be deemed amended to reflect the identity and corporate form of DEFS Corp., mutatis mutandis.

                              SECTION 2. THE LOANS.
                                         ---------

         2.1  Commitment to Lend.

         (a) During the Term of this Agreement the Lender agrees, on the terms and conditions contained in this Agreement, to make Loans to the Borrower at any time prior to the Termination Date in an aggregate amount not exceeding at any one time outstanding the Commitment in effect at the time the Loans are made. The Borrower shall repay Loans in accordance with Section 2.3 and may reborrow under this Section 2.1(a) at any time.

         (b) Any other provision of this Agreement to the contrary notwithstanding, the Lender shall not be obligated to make a Loan to the Borrower at any time that the Borrower is, or after giving effect to the making of the Loan the Borrower would be, in violation of any of the



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

terms, conditions, covenants or provisions of this Agreement including, without limitation, the terms and conditions contained in Section 3 hereof.

         2.2  Method of Borrowing.

         (a) With respect to each Loan made pursuant to Section 2.1 hereof, the Borrower shall give the Lender a notice of borrowing notifying the Lender of its request to borrow hereunder, which notice will specify (i) the date of the Loan, which date shall be a Business Day, and (ii) the principal amount of the Loan, which shall be $100,000 or a greater integral multiple thereof. The notice of borrowing shall be written or electronic communication.

         (b) If the Borrower gives the notice required by Section 2.2(a) with respect to any Loan before 10:00 a.m. (Eastern Time), the Lender will disburse the proceeds of the Loan to the Borrower in immediately available funds on the date of such notice, or such other day as indicated on the request. The Lender will disburse all Loans to the Borrower in such account as shall be designated by the Borrower in the applicable notice of borrowing.

         2.3  Repayment of the Loans.

         (a) The Borrower agrees that it shall repay all Loans on or before the Termination Date.

         (b) The Borrower may repay the outstanding principal amount of Loans in whole or in part on any Business Day upon notice to the Lender given not later than 10:00 a.m. (Eastern Time) on the Business Day prior to the proposed payment date. Notice hereunder shall specify the date of the repayment and the principal amount to be repaid (which amount shall be an integral multiple of $100,000). Each such repayment shall be made on the dates specified and, subject to compliance with the foregoing procedures, may be made at any time without cost or penalty of any kind.

         2.4  Evidence of the Loans.

         (a) The Loans made to the Borrower shall be evidenced by this Agreement and by a loan account in the Borrower's name to be maintained by the Lender. All Loans shall be payable by the Borrower to the order of the Lender not later than the Termination Date.

         (b) The Lender's loan account shall reflect appropriate notations evidencing the date and the amount of each Loan and the date and amount of each payment of principal and interest made by the Borrower with respect thereto. The loan account shall be conclusive evidence, absent manifest error, of the amount of the Loans, the interest accrued and payable thereon and all interest and principal payments made thereon. Any failure to record or any error therein shall in no way limit or otherwise affect the obligations of the Borrower hereunder to pay any amount owing with respect to the Loans.



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         2.5  Interest Rate and Payments.

         (a) Loans shall bear interest on the outstanding principal amount thereof, for each day during which any Loans are outstanding, at a rate per annum equal to the Base Rate as in effect from time to time. Interest on Loans shall be payable monthly in arrears and on the Termination Date. The Lender will notify the Borrower in writing or electronically, not later than three days after the end of each month, of the amount of interest payable hereunder with respect to Loans, which notice will set forth in reasonable detail the calculation of such amount. The Borrower agrees that it shall pay each monthly installment of interest within five Business Days after the date on which it receives such notice.

         (b) To the extent permitted by law, overdue interest on the Loans shall bear interest, payable on demand of the Lender, for each day until paid at a rate per annum equal to the Base Rate plus 2%.

         2.6 Reduction and Cancellation of the Commitment. The Commitment shall terminate on the Termination Date, and any Loans then outstanding (together with accrued but unpaid interest thereon) shall be repaid in full on such date.

         2.7  General Provisions as to Payments. Subject to the provisions of
Section 2.3(b), the Borrower shall make each payment of principal of, and interest on, the Loans in funds immediately available in the account that the Lender shall designate. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time at a rate per annum equal to the Base Rate.

         2.8 Computation of Interest and Fees. Interest on Loans shall be computed for each day on the basis of a year of 360 days.

         2.9 No Deduction. All amounts payable by the Borrower under this Agreement are payable without deduction or set-off unless specifically agreed to by the Lender in writing.

         2.10 Use of Proceeds. The proceeds of Loans will be employed by the Borrower for general corporate purposes including, without limitation, as working capital for the Borrower and its Subsidiaries.

                        SECTION 3. CONDITIONS OF LENDING.
                                   ---------------------

         The obligation of the Lender to make each Loan hereunder is subject to the performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions:


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         (a) receipt by the Lender of a notice of borrowing from the Borrower required by Section 2.2(a) hereof;

         (b) the fact that immediately after the making of the Loan no Default or Event of Default shall have occurred and be continuing;

         (c) the fact that the representations and warranties contained in this Agreement are true and correct on and as of the date of the Loan with the same force and effect as if made on and as of such date; and

         (d) the fact that Borrower continues to be a Consolidated Subsidiary of the Lender.

Each notice of borrowing and each borrowing by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Loan as to the facts specified in (b) and (c) above. If the Lender reasonably believes, acting in good faith, that the conditions set forth in (b) and (c) above cannot or would not be satisfied, the Lender will have no obligation to make the applicable Loan.


                   SECTION 4. REPRESENTATIONS AND WARRANTIES.
                              ------------------------------

         The Borrower hereby represents and warrants to the Lender that:

         4.1 Corporate Existence and Power. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has full power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign limited liability company in each other jurisdiction in which failure to qualify would have a Material Adverse Effect. The Borrower is in compliance with its Limited Liability Company Certificate, limited liability company agreement and all other organizational or governing documents.

         4.2 Corporate Authorization. The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate power and have been duly authorized by all necessary corporate, partnership or membership action.

         4.3 Binding Effect. This Agreement constitutes the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally, or by general equitable principles.

         4.4 No Contravention. The Borrower's execution and delivery of, and performance of its obligations under, this Agreement do not, and consummation of the transactions contemplated hereby will not, result in:



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         (a) a violation of or a conflict with any provision of the Limited
Liability Company Certificate, limited liability company agreement or any other organizational or governing document of the Borrower;

         (b) a material breach or default under any provision of any contract, agreement, lease, commitment, license, franchise or permit to which the Borrower is a party or by which any property of the Borrower is bound;

         (c) a material violation of any statute, rule, regulation, ordinance, order, judgment, writ, injunction, decree or award of any judicial, administrative, governmental or other authority or of any arbitrator; or

         (d) an imposition on the business of the Borrower or on any of its properties of any Lien.

         4.5 Financial Statements. The combined financial statements of DEFS Corp. and affiliates which have previously been delivered to the Lender, fairly present in conformity with Generally Accepted Accounting Principles, the combined financial position of DEFS Corp. and affiliates at the dates and the combined results of operations for the periods ended, as of the dates for which they are given.

         4.6 Litigation. There is no action, suit, litigation or proceeding at law or in equity or by or before any Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of their respective Properties, an adverse decision in which could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Form S-1 Registration Statement (File No. 333-32502), filed by DEFS Corp. with the Securities and Exchange Commission.

         4.7  No Default. None of the Borrower or the Borrower's Subsidiaries
(i) is in breach or violation of any of the terms, covenants, conditions or provisions of any of its Obligations such as reasonably could be expected to have a Material Adverse Effect; or (ii) has done or omitted to do anything which, with the giving of notice or lapse of time, or both, would constitute a material default under any of its obligations or reasonably could be expected to have a Material Adverse Effect.

         4.8 No Event of Default. No Event of Default or other material event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing.

         4.9 Adverse Change. There have been no material adverse changes in the financial condition, results of operations or business of the Borrower and its Subsidiaries taken as a whole since December 31, 1999.

         4.10 Liens. Except with respect to certain title matters currently being resolved between the Borrower and Phillips Petroleum Company, of which the Borrower has made the Lender aware, the Borrower and the Borrower's Subsidiaries have good and marketable title to


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each of their respective Properties, free and clear of all material Liens, except for Liens arising in the ordinary course of their businesses and except for Liens, if any, now existing (i) on any asset of any entity at the time such entity became a Subsidiary and not created in contemplation of such event; (ii) on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; (iii) on any asset of any entity which existed at the time such entity was merged into or consolidated with the Borrower or a Subsidiary and not created in contemplation of such event; (iv) on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition; (v) which arose out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this section; or (vi) which arose pursuant to any order of attachment, distraint or similar legal process in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings. The obligations of the Borrower under this Agreement rank at least pari passu to all other debt of the Borrower.

         4.11 Compliance with Laws. The Borrower and each Subsidiary is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and Environmental Laws) except where (i) non-compliance would not have a Material Adverse Effect, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         4.12 Taxes. All federal, state and other income tax returns of the Borrower and each of the Borrower's Subsidiaries required by law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and each of the Borrower's Subsidiaries and any of their respective Properties, income, profits and assets, which are due and payable, have been paid, except such as are being contested in good faith or which, if taken in the aggregate, reasonably would not be expected to have a Material Adverse Effect.

         4.13 Labor Matters. There are no strikes or other labor disputes, grievances, charges or complaints with respect to any employee or group of employees pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of the Borrower's Subsidiaries which reasonably could be expected to have a Material Adverse Effect.

         4.14 Completeness. None of the statements of the Borrower contained in this Agreement or in any certificate or written statement furnished by the Borrower to the Lender pursuant hereto when made (as limited or qualified in such documents) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender which reasonably could be expected to have a Material Adverse Effect.


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


                          SECTION 5. EVENTS OF DEFAULT.
                                     -----------------

         If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay any interest on the Loans or any commitment fee, in each case, within 30 days of the date when due or the Borrower shall fail to pay any principal of the Loans when due; or

         (b) any representation and warranty made by the Borrower herein or in any document or instrument delivered pursuant hereto shall prove to be incorrect or misleading in any material respect on the date when made or deemed to be made, and not corrected by Borrower within 10 days after Borrower becomes aware, or reasonably should have become aware, of such incorrect or misleading representation or warranty; or

         (c) the Borrower shall fail to pay or otherwise default on any term, covenant or agreement contained herein (other than those specified in clauses
(a) or (b) above) for 30 days after written notice thereof has been given to such Borrower by the Lender; or

         (d) the Borrower or any of its Subsidiaries shall (i) fail to pay any indebtedness (other than under this Agreement) with an aggregate principal amount in excess of $100,000,000 when due or to pay interest thereon and, with respect to interest, such failure shall continue for more than any applicable grace period, or (ii) fail to observe or perform any other term, covenant or agreement contained in any agreement, instrument, agreements, or instruments (other than this Agreement) by which it is bound evidencing, securing or relating to indebtedness in an aggregate principal amount in excess of $100,000,000, if the effect thereof is to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders thereof or of any obligations issued thereunder or a trustee or trustees acting on behalf of such holder or holders to cause acceleration of the maturity thereof or of any such obligations; or

         (e) the Borrower or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (f) an involuntary case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain


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

undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

         (g) one or more judgments involving a liability of $50 million or more against the Borrower or any of its Subsidiaries, or attachments against the Property of either the operation or result of which reasonably could be expected to have a Material Adverse Effect, remain unpaid, unstayed on appeal, not being appealed in good faith, undischarged, unbonded or undismissed for a period of 60 days; or

         (h) The Borrower or any of its material Subsidiaries shall voluntarily suspend for more than 30 days the transaction of all or substantially all of its business (a shutdown due to strikes, labor disputes, government action, or action arising from acts of God are not to be deemed voluntary);

then, and in every such event, (1) in the case of any of the Events of Default specified in paragraphs (e) or (f) above, the Commitment shall thereupon automatically be terminated and the principal of and accrued interest on the Loans shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived and (2) in the case of any other Event of Default specified above, the Lender may, by notice in writing to the Borrower, terminate the Commitment and declare the Loans and all other sums payable under this Agreement to be, and the same shall thereupon forthwith become, due and payable.



                            SECTION 6. MISCELLANEOUS.
                                       -------------

         6.1 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or from the parties hereto shall be made by personal delivery, mail, electronic mail or telecopy and shall be effective upon receipt by such party. Any such notice, request, demand or communication shall be delivered or addressed as follows:

                   (i)     if to the Lender, to it at:

                           Duke Capital Corporation
                           422 South Church Street
                           Charlotte, North Carolina  28202-1904
                           Attention: S. L. Love
                           Telephone: (704) 382-7488
                           Telecopy:  (704) 382-9497

                  (ii)     if to the Borrower, to it at:

                           Duke Energy Field Services, LLC
                           Duke Energy Field Services Corporation


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

                           370 17th Street, Suite 900
                           Denver, Colorado  80202
                           Attention:  David Frederick
                           Telephone:  (303) 605-1614
                           Telecopy:    (303) 893-2613

or at such other address or telex number or telecopy number as any party hereto may designate by written notice to the other party hereto.

         6.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns, provided that the Borrower may not assign its rights and obligations hereunder to any assignee that is not a Subsidiary of the Lender without the prior written consent of the Lender. The Lender shall notify the Borrower in writing promptly upon any assignment by the Lender of its rights and obligations hereunder, including any such assignment to Duke Energy Corporation or any other Subsidiary thereof.

         6.3 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         6.4 Headings; Table of Contents. The section and subsection headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

         6.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina, without reference to the conflict of law provisions of such laws.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    DUKE ENERGY FIELD SERVICES, LLC


                                    By: /s/ DAVID D. FREDERICK
                                       -----------------------------------------
                                        David D. Frederick
                                        Senior Vice President and
                                          Chief Financial Officer


                                    DUKE CAPITAL CORPORATION


                                    By: /s/ DAVID L. HAUSER
                                       -----------------------------------------
                                        David L. Hauser
                                        Vice President and Treasurer

ACCEPTED AND ACKNOWLEDGED:

DUKE ENERGY FIELD SERVICES CORPORATION


By: /s/ DAVID D. FREDERICK
   ---------------------------------------
    David D. Frederick
    Senior Vice President and
      Chief Financial Officer

                                       12